United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2024

CADRE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40698	38-3873146
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

13386 International Pkwy
Jacksonville, Florida	32218
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 741-5400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.0001	CDRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 5, 2024, the board of directors of Cadre Holdings, Inc. (the “Company”) approved and adopted the Second Amended and Restated Bylaws of the Company (the “Second Amended and Restated Bylaws”), which became effective immediately upon such approval and adoption. The Second Amended and Restated Bylaws supersede and replace the Company’s amended and restated bylaws in effect immediately prior to the adoption of the Second Amended and Restated Bylaws.

The Second Amended and Restated Bylaws update and revise the advance notice provisions for the nomination of directors or the proposal of other business at stockholder meetings, including, among other things, by clarifying and enhancing the other procedural and information requirements for stockholders when submitting a proposal or nomination, including the scope of specified information and disclosures with respect to proposing stockholders, proposed nominees, and certain other related persons.

Also, the Second Amended and Restated Bylaws: (i) provides for a stockholder list being available for inspection at the Company’s offices for a 10-day period ending on the day prior to the annual or special meeting in question, but, in accordance with changes to the Delaware General Corporation Law (“DGCL”), does not require the stockholder list to be made available during such actual meeting; (ii) provides that the creation of committees of the board of directors will be governed by Section 141(c)(2) of the DGCL; and (iii) expands the forum for adjudication of disputes, in the event the Court of Chancery does not have jurisdiction, to the U.S. federal district court for the State of Delaware, and provides that U.S. federal district courts will have exclusive jurisdiction over claims under the Securities Act of 1933. Finally, the Second Amended and Restated Bylaws include a number of ministerial and administrative or otherwise immaterial modifications intended to update various provisions and to provide clarification and consistency.

The foregoing description of the Second Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Second Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
3.1	Second Amended and Restated Bylaws of Cadre Holdings, Inc., effective as of November 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2024

CADRE HOLDINGS, INC.

By:	/s/ Blaine Browers
Name:	Blaine Browers
Title:	Chief Financial Officer